Exhibit 99.2

CHARLES RIVER ASSOCIATES (CRA)
FOURTH QUARTER AND FISCAL YEAR 2021
EARNINGS ANNOUNCEMENT
PREPARED CFO REMARKS
CRA is providing these prepared remarks by CFO Dan Mahoney in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call.
As previously announced, the conference call will be held March 3, 2022 at 10:00 a.m. ET. These prepared remarks will not be read on the call.
Q4 of fiscal 2021 contained 13 weeks while Q4 of fiscal 2020 contained 14 weeks. Full year fiscal 2021 contained 52 weeks while full year fiscal 2020 contained 53 weeks.
Q4 Fiscal 2021 Summary (Quarter ended January 1, 2022)
•Revenue: $134.8 million
•Net income and non-GAAP net income: $8.7 million, or 6.4% of revenue
•Net income per diluted share and non-GAAP net income per diluted share: $1.14
•Operating margin and non-GAAP operating margin: 9.2%
•Non-GAAP EBITDA: $15.2 million, or 11.3% of revenue
•Effective tax rate and non-GAAP effective tax rate: 27.4%
•Utilization: 72%
•Consultant headcount at the end of Q4 of fiscal 2021: 861, which consists of 140 officers, 477 other senior staff and 244 junior staff
•Cash and cash equivalents: $66.1 million at January 1, 2022

Fiscal Year 2021 Summary (Fiscal Year ended January 1, 2022)
•Revenue: $565.9 million
•Net income: $41.7 million, or 7.4% of revenue; non-GAAP net income: $42.0 million, or 7.4% of revenue
•Net income per diluted share: $5.45; non-GAAP net income per diluted share: $5.49
•Operating margin: 9.8%; non-GAAP operating margin: 9.9%
•Non-GAAP EBITDA: $68.4 million, or 12.1% of revenue
•Effective tax rate: 23.2%; non-GAAP effective tax rate: 23.2%
•Utilization: 74%

Revenue
For Q4 of fiscal 2021, revenue was $134.8 million, compared with $137.4 million for Q4 of fiscal 2020.
For the full year fiscal 2021, revenue was $565.9 million, compared with $508.4 million for the full year fiscal 2020.

Headcount
The following table outlines CRA’s consultant headcount at the end of the stated quarters:

	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
Officers	140	138	141	145	137
Other Senior Staff	477	495	483	497	471
Junior Staff	244	249	209	195	223
Total	861	882	833	837	831
Utilization
For Q4 of fiscal 2021, company-wide utilization was 72%, compared with 70% for Q4 fiscal 2020.
For the full year fiscal 2021, company-wide utilization was 74%, compared with 69% for the full year fiscal 2020.
Client Reimbursables
For Q4 of fiscal 2021, client reimbursables were $15.2 million, or 11.2% of revenue, compared with $17.3 million, or 12.6% of revenue, for Q4 of fiscal 2020.
For the full year fiscal 2021, client reimbursables were $64.5 million, or 11.4% of revenue, compared with $61.7 million, or 12.1% of revenue, for the full year fiscal 2020.
Contingent Liability
CRA had no contingent consideration obligation during Q4 of fiscal 2021. The estimated value of the contingent consideration obligation increased during Q4 of fiscal 2020 by $1.1 million to $14.6 million at January 2, 2021. The contingent consideration obligation was paid in Q1 of fiscal 2021.
The change in the value of the contingent liability is recorded as an adjustment to cost of services (exclusive of depreciation and amortization) in the period reported.
Selling, General and Administrative (SG&A) Expenses
For Q4 of fiscal 2021, SG&A expenses were $25.6 million, or 19.0% of revenue, compared with $22.3 million, or 16.2% of revenue, for Q4 of fiscal 2020. Commissions to non-employee experts are included in SG&A expenses. These commissions represented approximately 2.9% of revenue for Q4 of fiscal 2021, compared with 2.3% in Q4 of fiscal 2020. Excluding these commissions, SG&A expenses were 16.1% of revenue for Q4 of fiscal 2021, compared with 13.9% in Q4 of fiscal 2020.
For the full year fiscal 2021, SG&A expenses were $97.4 million, or 17.2% of revenue, compared with $90.0 million, or 17.7% of revenue, for the full year fiscal 2020. Commissions to non-employee experts represented approximately 3.0% of revenue for fiscal year 2021, compared with 2.5% in fiscal year 2020. Excluding these commissions, SG&A expenses were 14.2% of revenue for the full year fiscal 2021, compared with 15.2% for the full year fiscal 2020.
Depreciation & Amortization
For Q4 of fiscal 2021, depreciation and amortization expenses amounted to $3.1 million, or 2.3% of revenue, compared with $3.5 million, or 2.6% of revenue, for Q4 of fiscal 2020.
For the full year fiscal 2021, depreciation and amortization expenses amounted to $12.8 million, or 2.3% of revenue, compared with $12.8 million, or 2.5% of revenue, for the full year fiscal 2020.
Forgivable Loan Amortization
For Q4 of fiscal 2021, forgivable loan amortization was $8.5 million, or 6.3% of revenue, compared with $8.3 million, or 6.1% of revenue, for Q4 of fiscal 2020.
For the full year fiscal 2021, forgivable loan amortization was $32.8 million, or 5.8% of revenue, compared with $30.8 million, or 6.1% of revenue, for the full year fiscal 2020.
Share-Based Compensation Expense
For Q4 of fiscal 2021, share-based compensation expense was approximately $1.3 million, or 0.9% of revenue, compared with $0.9 million, or 0.6% of revenue, for Q4 of fiscal 2020.
For the full year fiscal 2021, share-based compensation expense was approximately $4.1 million, or 0.7% of revenue, compared with $3.2 million, or 0.6% of revenue, for the full year fiscal 2020.

Operating Income
For Q4 of fiscal 2021, operating income was $12.4 million, or 9.2% of revenue, compared with operating income of $10.3 million, or 7.5% of revenue, for Q4 of fiscal 2020. Non-GAAP operating income was $12.4 million, or 9.2% of revenue, for Q4 of fiscal 2021, compared with $11.5 million, or 8.4% of revenue, for Q4 of fiscal 2020.

	Fiscal Quarter Ended
$ in 000’s	January 1, 2022	As a % of Revenue	January 2, 2021	As a % of Revenue
Income from operations	$12,364	9.2%	$10,342	7.5%
Adjustments needed to reconcile GAAP income from operations to non-GAAP income from operations:
Non-cash valuation change in contingent consideration	—	—%	1,140	0.8%
Non-GAAP income from operations	$12,364	9.2%	$11,482	8.4%
For the full year fiscal 2021, operating income was $55.7 million, or 9.8% of revenue, compared with operating income of $34.8 million, or 6.8% of revenue, for the full year fiscal 2020. Non-GAAP operating income was $56.1 million, or 9.9% of revenue, for the full year fiscal 2021, compared with $37.8 million, or 7.4% of revenue, for the full year fiscal 2020.

	Fiscal Year Ended
$ in 000’s	January 1, 2022	As a % of Revenue	January 2, 2021	As a % of Revenue
Income from operations	$55,739	9.8%	$34,796	6.8%
Adjustments needed to reconcile GAAP income from operations to non-GAAP income from operations:
Non-cash valuation change in contingent consideration	380	0.1%	3,041	0.6%
Non-GAAP income from operations	$56,119	9.9%	$37,837	7.4%
Interest Income (Expense), net
For Q4 of fiscal 2021, net interest expense was $0.2 million, or 0.1% of revenue, compared with net interest expense of $0.2 million, or 0.1% of revenue, for Q4 of fiscal 2020.
For the full year fiscal 2021, net interest expense was $1.0 million, or 0.2% of revenue, compared with net interest expense of $1.2 million, or 0.2% of revenue, for the full year fiscal 2020.
Foreign Currency Gains (Losses), net
For Q4 of fiscal 2021, net foreign currency losses were $0.2 million, or 0.2% of revenue, compared with net foreign currency losses, of $1.1 million, or 0.8% of revenue, for Q4 of fiscal 2020.
For the full year fiscal 2021, net foreign currency losses were $0.5 million, or 0.1% of revenue, compared with net foreign currency gains of $0.04 million, or less than 0.1% of revenue, for the full year fiscal 2020.
Foreign currency gains (losses), net, is comprised of net gains and losses on foreign denominated transactions and the revaluation of working capital balances.
Income Taxes
The following table outlines CRA’s income tax provision recorded and the resulting effective tax rates:

	GAAP		Non-GAAP
	Fiscal Quarter Ended		Fiscal Quarter Ended
$ in 000’s	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Tax Provision	$3,277	$2,371	$3,277	$2,679
Effective Tax Rate	27.4%	26.1%	27.4%	26.2%

	GAAP		Non-GAAP
	Fiscal Year Ended		Fiscal Year Ended
$ in 000’s	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Tax Provision	$12,596	$9,115	$12,699	$9,931
Effective Tax Rate	23.2%	27.1%	23.2%	27.1%

	Fiscal Quarter Ended
$ in 000’s	January 1, 2022	As a % of Revenue	January 2, 2021	As a % of Revenue
Income before provision for income taxes	$11,944	8.9%	$9,076	6.6%
Adjustments needed to reconcile GAAP income before provision for income taxes to non-GAAP income before provision for income taxes
Non-cash valuation change in contingent consideration	—	—%	1,140	0.8%
Non-GAAP income before provision for income taxes	$11,944	8.9%	$10,216	7.4%

GAAP provision for income taxes	$3,277		$2,371
Tax effect on non-GAAP adjustments	—		308
Non-GAAP provision for income taxes	$3,277		$2,679

	Fiscal Year Ended
$ in 000’s	January 1, 2022	As a % of Revenue	January 2, 2021	As a % of Revenue
Income before provision for income taxes	$54,275	9.6%	$33,622	6.6%
Adjustments needed to reconcile GAAP income before provision for income taxes to non-GAAP income before provision for income taxes
Non-cash valuation change in contingent consideration	380	0.1%	3,041	0.6%
Non-GAAP income before provision for income taxes	$54,655	9.7%	$36,663	7.2%

GAAP provision for income taxes	$12,596		$9,115
Tax effect on non-GAAP adjustments	103		816
Non-GAAP provision for income taxes	$12,699		$9,931
Net Income
For Q4 of fiscal 2021, net income was $8.7 million, or 6.4% of revenue, or $1.14 per diluted share, compared with net income of $6.7 million, or 4.9% of revenue, or $0.85 per diluted share, for Q4 of fiscal 2020. Non-GAAP net income for Q4 of fiscal 2021 was $8.7 million, or 6.4% of revenue, or $1.14 per diluted share, compared with $7.5 million, or 5.5% of revenue, or $0.95 per diluted share, for Q4 of fiscal 2020.
For the full year fiscal 2021, net income was $41.7 million, or 7.4% of revenue, or $5.45 per diluted share, compared with net income of $24.5 million, or 4.8% of revenue, or $3.07 per diluted share, for the full year fiscal 2020. Non-GAAP net income for the full year fiscal 2021 was $42.0 million, or 7.4% of revenue, or $5.49 per diluted share, compared with $26.7 million, or 5.3% of revenue, or $3.35 per diluted share, for the full year fiscal 2020.
Non-GAAP EBITDA
For Q4 of fiscal 2021, non-GAAP EBITDA was $15.2 million, or 11.3% of revenue, compared with $14.0 million, or 10.2% of revenue, for Q4 of fiscal 2020.
For the full year fiscal 2021, non-GAAP EBITDA was $68.4 million, or 12.1% of revenue, compared with $50.7 million, or 10.0% of revenue, for the full year fiscal 2020.
Constant Currency Basis
For Q4 of fiscal 2021, revenue was $134.8 million, and net income was $8.7 million, or 6.4% of revenue, or $1.14 per diluted share. On a constant currency basis relative to Q4 of fiscal 2020, Q4 of fiscal 2021 revenue would have been lower by $0.4 million to $134.4 million; GAAP net income would have decreased by $0.1 million to $8.6 million, or 6.4% of revenue; and earnings per diluted share would have remained unchanged at $1.14 per diluted share.
For Q4 of fiscal 2021, GAAP and non-GAAP revenue, net income, and earnings per diluted share on a constant currency basis relative to Q4 of fiscal 2020 were the same; and non-GAAP EBITDA would have remained unchanged at $15.2 million, or 11.3% of revenue.
Full year fiscal 2021, revenue was $565.9 million, and net income was $41.7 million, or 7.4% of revenue, or $5.45 per diluted share. On a constant currency basis relative to full year fiscal 2020, full year fiscal 2021 revenue would have been lower by $6.4 million to $559.5 million; GAAP net income would have decreased by $0.5 million to $41.2 million, or 7.4% of revenue; and earnings per diluted share would have decreased by $0.06 to $5.39 per diluted share.
Full year fiscal 2021, revenue was $565.9 million and non-GAAP net income was $42.0 million, or 7.4% of revenue, or $5.49 per diluted share. On a constant currency basis relative to full year fiscal 2020, full year fiscal 2021 revenue would have been lower by $6.4 million to $559.5 million; non-GAAP net income would have decreased by $0.5 million to $41.5 million, or 7.4% of revenue;

non-GAAP earnings per diluted share would have decreased by $0.06 to $5.43 per diluted share; and non-GAAP EBITDA would have decreased by $0.7 million to $67.7 million, or 12.1% of revenue.
A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.
Key Balance Sheet Metrics
Billed and unbilled receivables at January 1, 2022 were $162.1 million, compared with $152.5 million at January 2, 2021. Current liabilities at January 1, 2022 were $213.1 million, compared with $200.1 million at January 2, 2021.
Total Days Sales Outstanding, or DSO, for Q4 of fiscal 2021 was 101 days, consisting of 70 days of billed and 31 days of unbilled. This compares with 102 days reported for Q4 of fiscal 2020, consisting of 73 days of billed and 29 days of unbilled.
Cash and Cash Flow
Cash and cash equivalents were $66.1 million at January 1, 2022, compared with $45.7 million at January 2, 2021.
Net cash provided by operating activities for Q4 of fiscal 2021 was $61.8 million, compared with net cash provided by operating activities of $65.3 million for Q4 of fiscal 2020. For the full year fiscal 2021, net cash provided by operating activities was $75.7 million, compared with $54.7 million for the full year 2020.
As of January 1, 2022, and January 2, 2021, there were no outstanding borrowings under CRA’s revolving credit facility.
Capital expenditures totaled $0.9 million for Q4 of fiscal 2021, compared with $1.4 million for Q4 of fiscal 2020. Capital expenditures totaled $2.6 million during full year fiscal 2021, compared with $17.1 million during full year fiscal 2020.
CRA repurchased approximately 51,000 shares of its common stock during Q4 of fiscal 2021 for $5.0 million, compared with Q4 of fiscal 2020 when approximately 91,000 shares of common stock were repurchased for approximately $4.6 million.
During the full year fiscal 2021, approximately 609,000 shares of common stock were repurchased for $45.0 million, including transaction costs, compared with approximately 284,000 shares of common stock repurchased for $13.4 million during the full year fiscal 2020.
A quarterly cash dividend of $0.31 per common share, for total dividends and dividend equivalents of $2.4 million was paid in Q4 of fiscal 2021, compared with a quarterly cash dividend of $0.26 per common share, for total dividends and dividend equivalents of $2.1 million paid in Q4 of fiscal 2020. During the full year fiscal 2021, $8.3 million of dividends and dividend equivalents were paid, compared with $7.5 million paid during the full year fiscal 2020.
GAAP Condensed Consolidated Statement of Cash Flows
CRA has derived the condensed consolidated statement of cash flow data for the fourth quarters and the years ended January 1, 2022 and January 2, 2021 from its audited financial statements appearing on Form 10-K for the fiscal year ended January 1, 2022, filed with the Securities and Exchange Commission on March 3, 2022. The condensed consolidated statement of cash flow data for the first, second and third quarters of fiscal years 2021 and 2020 have been derived from CRA’s unaudited financial statements appearing on Form 10-Q for each of the respective fiscal quarters, as well as the consolidated statements of cash flows appearing on Form 10-K for the fiscal years ended January 1, 2022 and January 2, 2021, and have been prepared on the same basis as CRA’s audited financial statements.

GAAP Condensed Consolidated Statement of Cash Flows	FY	Q4	Q3	Q2	Q1
($ in 000’s)	2021	2021	2021	2021	2021
Net cash provided by (used in) operating activities	$75,698	$61,795	$50,126	$3,625	$(39,848)
Net cash used in investing activities	(2,623)	(893)	(560)	(478)	(692)
Net cash provided by (used in) financing activities	(51,993)	(14,173)	(43,428)	(20,857)	26,465
Effect of foreign exchange rates on cash and cash equivalents	(629)	(264)	(450)	58	27
Net increase (decrease) in cash and cash equivalents	$20,453	$46,465	$5,688	$(17,652)	$(14,048)
Cash and cash equivalents at beginning of period	45,677	19,665	13,977	31,629	45,677
Cash and cash equivalents at end of period	$66,130	$66,130	$19,665	$13,977	$31,629

GAAP Condensed Consolidated Statement of Cash Flows	FY	Q4	Q3	Q2	Q1
($ in 000’s)	2020	2020	2020	2020	2020
Net cash provided by (used in) operating activities	$54,663	$65,315	$33,648	$21,075	$(65,375)
Net cash used in investing activities	(17,094)	(1,352)	(2,225)	(5,568)	(7,949)
Net cash provided by (used in) financing activities	(19,500)	(44,558)	(26,687)	(12,370)	64,115
Effect of foreign exchange rates on cash and cash equivalents	1,969	2,164	565	(148)	(612)
Net increase (decrease) in cash and cash equivalents	$20,038	$21,569	$5,301	$2,989	$(9,821)
Cash and cash equivalents at beginning of period	25,639	24,108	18,807	15,818	25,639
Cash and cash equivalents at end of period	$45,677	$45,677	$24,108	$18,807	$15,818

Adjusted Net Cash Flows from Operations
Below are the quarterly and last twelve-month reconciliations of GAAP net cash provided by (used in) operating activities for each of the periods presented to non-GAAP adjusted net cash flows from operations. The reconciling items are forgivable loan advances and repayments for each period, which are reported as a component of GAAP net cash provided by (used in) operating activities, along with other non-recurring items.

Adjusted Net Cash Flows from Operations	FY	Q4	Q3	Q2	Q1
($ in 000’s)	2021	2021	2021	2021	2021
GAAP net cash provided by (used in) operating activities	$75,698	$61,795	$50,126	$3,625	$(39,848)
Forgivable loan advances	14,528	4,893	5,105	2,380	2,150
Forgivable loan repayments	(69)	(69)	—	—	—
Other non-recurring cash items (1)	10,393	—	—	—	10,393
Adjusted net cash flows from operations	$100,550	$66,619	$55,231	$6,005	$(27,305)

Net revenue	$565,933	$134,766	$136,412	$148,237	$146,518

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	13.4%	45.9%	36.7%	2.4%	(27.2)%
Adjusted net cash flows from operations as a percentage of net revenue	17.8%	49.4%	40.5%	4.1%	(18.6)%

Adjusted Net Cash Flows from Operations	FY	Q4	Q3	Q2	Q1
($ in 000’s)	2020	2020	2020	2020	2020
GAAP net cash provided by (used in) operating activities	$54,663	$65,315	$33,648	$21,075	$(65,375)
Forgivable loan advances	42,418	3,940	104	4,932	33,442
Forgivable loan repayments	—	—	—	—	—
Other non-recurring cash items	—	—	—	—	—
Adjusted net cash flows from operations	$97,081	$69,255	$33,752	$26,007	$(31,933)

Net revenue	$508,373	$137,422	$121,762	$123,031	$126,158

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	10.8%	47.5%	27.6%	17.1%	(51.8)%
Adjusted net cash flows from operations as a percentage of net revenue	19.1%	50.4%	27.7%	21.1%	(25.3)%
(1) Other non-recurring cash items in Q1 fiscal 2021 includes a portion of the cash paid to settle a contingent consideration obligation.
NON-GAAP FINANCIAL MEASURES
In these remarks, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that were not calculated in accordance with GAAP: non-GAAP net income, non-GAAP net income per share, non-GAAP EBITDA, non-GAAP income from operations, non-GAAP provision for income taxes and adjusted net cash flows from operations. CRA believes that these non-GAAP financial measures are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results, financial condition and cash flows. Non-GAAP adjusted net cash flows from operations is used by management to assess CRA’s ability to fund items such as the acquisition of talent, office expansions, debt repayment and distributions to shareholders. In addition, non-GAAP net income and non-GAAP EBITDA are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.
CRA defines non-GAAP EBITDA as net income before interest expense (net), income taxes, and depreciation and amortization further adjusted for the impact of certain items that it does not consider indicative of its core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration and related tax effects. Non-GAAP net income, non-GAAP income from operations and non-GAAP provision for income taxes also exclude non-cash amounts relating to valuation changes in contingent consideration and related tax effects. The adjustments made to non-GAAP adjusted net cash flows from operations add back forgivable loan issuances, net of repayments, along with other non-recurring cash items. These remarks also present certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.
All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in these remarks. EBITDA and the financial measures identified in these remarks as “non-GAAP” are reconciled to their GAAP comparable measures either in these remarks or in the attached financial tables. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JANUARY 1, 2022 COMPARED TO JANUARY 2, 2021
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	January 1, 2022	As a % of Revenue	January 2, 2021	As a % of Revenue	January 1, 2022	As a % of Revenue	January 2, 2021	As a % of Revenue
Revenues	$134,766	100.0%	$137,422	100.0%	$565,933	100.0%	$508,373	100.0%
Cost of services (exclusive of depreciation and amortization)	93,658	69.5%	101,247	73.7%	400,054	70.7%	370,709	72.9%
Selling, general and administrative expenses	25,633	19.0%	22,286	16.2%	97,372	17.2%	90,028	17.7%
Depreciation and amortization	3,111	2.3%	3,547	2.6%	12,768	2.3%	12,840	2.5%
Income from operations	12,364	9.2%	10,342	7.5%	55,739	9.8%	34,796	6.8%

Interest expense, net	(179)	-0.1%	(205)	-0.1%	(970)	-0.2%	(1,216)	-0.2%
Foreign currency gains (losses), net	(241)	-0.2%	(1,061)	-0.8%	(494)	-0.1%	42	—%
Income before provision for income taxes	11,944	8.9%	9,076	6.6%	54,275	9.6%	33,622	6.6%
Provision for income taxes	3,277	2.4%	2,371	1.7%	12,596	2.2%	9,115	1.8%
Net income	$8,667	6.4%	$6,705	4.9%	$41,679	7.4%	$24,507	4.8%

Net income per share:
Basic	$1.17		$0.86		$5.59		$3.14
Diluted	$1.14		$0.85		$5.45		$3.07

Weighted average number of shares outstanding:
Basic	7,373		7,735		7,423		7,768
Diluted	7,555		7,905		7,621		7,948

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JANUARY 1, 2022 COMPARED TO JANUARY 2, 2021
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	January 1, 2022	As a % of Revenue	January 2, 2021	As a % of Revenue	January 1, 2022	As a % of Revenue	January 2, 2021	As a % of Revenue
Revenues	$134,766	100.0%	$137,422	100.0%	$565,933	100.0%	$508,373	100.0%

Net income	$8,667	6.4%	$6,705	4.9%	$41,679	7.4%	$24,507	4.8%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	1,140	0.8%	380	0.1%	3,041	0.6%
Tax effect on adjustments	—	—%	(308)	-0.2%	(103)	—%	(816)	-0.2%
Non-GAAP net income	$8,667	6.4%	$7,537	5.5%	$41,956	7.4%	$26,732	5.3%

Non-GAAP net income per share:
Basic	$1.17		$0.97		$5.63		$3.43
Diluted	$1.14		$0.95		$5.49		$3.35

Weighted average number of shares outstanding:
Basic	7,373		7,735		7,423		7,768
Diluted	7,555		7,905		7,621		7,948

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JANUARY 1, 2022 COMPARED TO JANUARY 2, 2021
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	January 1, 2022	As a % of Revenue	January 2, 2021	As a % of Revenue	January 1, 2022	As a % of Revenue	January 2, 2021	As a % of Revenue
Revenues	$134,766	100.0%	$137,422	100.0%	$565,933	100.0%	$508,373	100.0%

Net income	$8,667	6.4%	$6,705	4.9%	$41,679	7.4%	$24,507	4.8%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	1,140	0.8%	380	0.1%	3,041	0.6%
Tax effect on adjustments	—	—%	(308)	-0.2%	(103)	—%	(816)	-0.2%
Non-GAAP net income	$8,667	6.4%	$7,537	5.5%	$41,956	7.4%	$26,732	5.3%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	179	0.1%	205	0.1%	970	0.2%	1,216	0.2%
Provision for income taxes	3,277	2.4%	2,679	1.9%	12,699	2.2%	9,931	2.0%
Depreciation and amortization	3,111	2.3%	3,547	2.6%	12,768	2.3%	12,840	2.5%
Non-GAAP EBITDA	$15,234	11.3%	$13,968	10.2%	$68,393	12.1%	$50,719	10.0%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	January 1, 2022	January 2, 2021
Assets
Cash and cash equivalents	$66,130	$45,677
Accounts receivable and unbilled services, net	162,057	152,476
Other current assets	21,160	21,817
Total current assets	249,347	219,970

Property and equipment, net	53,612	62,878
Goodwill and intangible assets, net	93,117	94,295
Right-of-use assets	110,475	122,144
Other assets	48,809	59,223
Total assets	$555,360	$558,510

Liabilities and Shareholders’ Equity
Accounts payable	$23,511	$19,430
Accrued expenses	156,314	136,376
Current portion of lease liabilities	14,337	13,557
Other current liabilities	18,924	30,768
Total current liabilities	213,086	200,131
Non-current portion of lease liabilities	124,464	139,447
Other non-current liabilities	11,976	9,913
Total liabilities	349,526	349,491

Total shareholders’ equity	205,834	209,019
Total liabilities and shareholders’ equity	$555,360	$558,510

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	January 1, 2022	January 2, 2021
Operating activities:
Net income	$41,679	$24,507
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash items, net	29,680	28,994
Accounts receivable and unbilled services	(10,088)	(5,888)
Working capital items, net	14,427	7,050
Net cash provided by operating activities	75,698	54,663

Investing activities:
Purchases of property and equipment	(2,623)	(17,094)
Net cash used in investing activities	(2,623)	(17,094)

Financing activities:
Issuance of common stock, principally stock options exercises	5,157	2,236
Borrowings under revolving line of credit	74,000	77,000
Repayments under revolving line of credit	(74,000)	(77,000)
Tax withholding payments reimbursed by shares	(1,528)	(862)
Cash paid for contingent consideration	(2,357)	—
Cash dividends paid	(8,289)	(7,503)
Repurchase of common stock	(44,976)	(13,371)
Net cash used in financing activities	(51,993)	(19,500)

Effect of foreign exchange rates on cash and cash equivalents	(629)	1,969

Net increase in cash and cash equivalents	20,453	20,038
Cash and cash equivalents at beginning of period	45,677	25,639

Cash and cash equivalents at end of period	$66,130	$45,677

Noncash investing and financing activities:
Purchases of property and equipment not yet paid for	$(8)	$4,749
Asset retirement obligations	$—	$155
Right-of-use assets obtained in exchange for lease obligations	$1,751	$2,640
Restricted common stock issued for contingent consideration	$2,250	$—
Supplemental cash flow information:
Cash paid for taxes	$14,953	$6,535
Cash paid for interest	$727	$1,162
Cash paid for amounts included in operating lease liabilities	$20,823	$20,436